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                     Strong Corporate Bond Fund, Inc.

                                  EXHIBIT 16
                                  ----------
                          SCHEDULE OF COMPUTATION OF
                            PERFORMANCE QUOTATIONS



I.      CURRENT ANNUALIZED YIELD:  30 days ended October 31, 1996

        A.      Formula
                              a-b       6
                YIELD = 2[(----------+1) -1]

                               cd

                Where:          a =     dividends and interest earned during
                                        the period.

                                b =     expenses accrued for the period
                                        (net of reimbursements).

                                c =     the average daily number of shares
                                        outstanding during the period.

                                d =     the maximum offering price per share
                                        on the last day of the period.


        B.      Calculation
                           1,998,480.80 - 271,721.43   6
                YIELD = 2[(-------------------------+1) -1]
                           27,814,744.542 x 10.64

                YIELD = 7.10%


II.     AVERAGE ANNUAL TOTAL RETURN

        A.      Formula
                        n                      n ____
                P(1 + T) = ERV     or     T = \ /ERV/P - 1

Where:          P       =       a hypothetical initial payment of $10,000

                T       =       average annual total return

                n       =       number of years

              EVR       =       ending redeemable value of a hypothetical
                                $10,000 payment made at the beginning of the stated periods at the end of the stated periods.







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        B.      Calculation
                         n _____
                T =     \ /ERV/P-1

                1.      One-year period 10-31-95 through 10-31-96
                                 1 _______________
                        7.98% = \ /10,798/10,000-1

                2.      Five-year period 10-31-91 through 10-31-96

                                   5 _______________
                        11.11% = \  /16,935/10,000-1

                3.      Ten-year period 10-31-86 through 10-31-96
                                 10 _____________
                        7.70% = \  /21,006/10,000-1

                4.      Since inception 12-12-85 through 10-31-96

                                10.885_______________
                        9.87% = \    / 27,858/10,000-1




III.    TOTAL RETURN

        A.      Formula

                EV-IV
                _____
                 IV     =      TR

Where:          EV      =      Value at the end of the periods, including
                               reinvestment of all dividends and capital gains distributions

                IV      =      Initial value of a hypothetical investment at
                               the net asset value

                TR      =      Total Return

        B.      Calculation

                EV-IV
                _____
                 IV     =      TR

                One-year period ended October 31, 1996


                10,798-10,000
                _____________

                   10,000       =       7.98%